Filed by RAIT Investment Trust pursuant to
Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: Taberna Realty Finance Trust
Commission File No.: 021-77367

RAIT Investment Trust & Taberna Realty Finance Trust to Merge

PHILADELPHIA, PA – June 8, 2006 – RAIT Investment Trust (“RAIT”) (NYSE: RAS) and Taberna Realty Finance Trust (“Taberna”) today announced that they have entered into a definitive merger agreement. Under the terms of the agreement, Taberna will become a subsidiary of RAIT, with Taberna shareholders receiving 0.5389 of a RAIT common share for each Taberna common share held. The exchange ratio is based upon the relative book value of the companies. RAIT expects that the transaction will be accretive immediately to its dividends per share and cash available for distribution per share. RAIT expects the transaction to close in the fourth quarter of 2006. The combined company will continue to trade on the NYSE under the ticker symbol RAS and will operate under the name RAIT Financial Trust. The combined company will:

•	be a diversified real estate finance company that will provide a broad range of financial products to real estate borrowers, REITs, and real estate operating companies (“REOCs”);

•	have total assets of approximately $9.8 billion; and

•	have total shareholders’ equity of approximately $1.2 billion.

The merger must be approved by the shareholders of both companies and is subject to other customary conditions to closing. RAIT common shareholders will own approximately 54% of the combined company, post closing.

Taberna, a real estate investment trust, is a leading provider of long term subordinated debt and trust preferred securities (“TruPS”) financing to REITs and REOCs. Taberna created the first TruPS for REITs and REOCs and completed the first offering of collateralized debt obligations (“CDOs”) backed by TruPS for REITs and REOCs. Since its inception, Taberna has funded approximately $4.5 billion in TruPS and subordinate debt issuances.

RAIT, a real estate investment trust, is a specialty finance company focused on the mid-size commercial real estate industry. RAIT provides structured financing to private and corporate owners of real estate, including senior and mezzanine lending and preferred equity investments. RAIT also acquires real estate for its own account.

Betsy Z. Cohen, Chairman and CEO of RAIT said, “RAIT is looking forward to joining with Taberna. The combined company will provide both extraordinary expertise in the field of structured finance and a unique line of business in the area of trust preferred securities for REITs and REOCs thus leveraging the strong origination capability and excellent credit experience of RAIT. The joinder of these two companies creates a single source that can meet the various financing needs of the real estate community, both secured and unsecured.”

Daniel G. Cohen, Chairman and CEO of Taberna said, “We expect to combine our CDO funding capacity with RAIT’s origination platform and to build a world-class real estate finance company. At our projected market capitalization we will be able to grow our investments by financing the world’s best real estate companies. I look forward to combining one of the best real estate mezzanine lenders with the premier provider of TruPS and subordinate debt for REITs and REOCs.”

Key Transaction Benefits

•	Creates a REIT with approximately $1.2 billion of equity capital

•	Creates a diversified real estate finance company with ability to provide various types of capital to a wide range of real estate borrowers

•	Complementary targeted asset classes

•	Enhanced growth profile

•	Shared management culture with focus on credit

•	Expanded and more dynamic product set

•	Lower cost of funds and greater access to financing sources

•	Increased capital and operating scale

•	Expected to be accretive immediately to dividends and CAD per share

Board of Directors & Senior Management
Upon completion of the merger, the board of directors will consist of nine directors: four independent directors designated by RAIT, three independent directors designated by Taberna, and shall include Betsy Z. Cohen, RAIT’s Chairman and CEO, and Daniel G. Cohen, Taberna’s Chairman and CEO. Betsy Z. Cohen will serve as Chairman and Daniel G. Cohen will serve as CEO of the combined company. Betsy Z. Cohen is the mother of Daniel G. Cohen. RAIT and Taberna expect to retain the senior management of each company.

UBS Securities LLC acted as financial advisor to RAIT and Sullivan & Cromwell LLP acted as its legal counsel. Merrill Lynch & Co. acted as the financial advisor to Taberna and Clifford Chance US LLP acted as its legal counsel.

Investor Conference Call
An investor conference call is scheduled for Friday, June 9, 2006 at 11:00 AM Eastern. A live webcast of the conference call and presentation will be available online at www.raitinvestmenttrust.com and www.tabernacapital.com. Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio/visual software. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in number is 800.573.4840 (domestic) and 617.224.4326 (international). The passcode is 43578349.

An archive of the webcast will be available online at www.raitinvestmenttrust.com and www.tabernacapital.com on Friday, June 9, 2006. In addition, a dial-in replay of the call will be available from Friday, June 9, 2006 through Friday, June 16, 2006. The replay dial-in number is 888.286.8010 (domestic) and 617.801.6888. The passcode is 47416674.

Presentation materials to accompany the conference call can be found at www.raitinvestmenttrust.com and www.tabernacapital.com.

Additional Information
This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in RAIT’s and Taberna’s filings with the Securities and Exchange Commission. Those risks include, among other things, the competitive environment in the industries in which RAIT and Taberna operate, general economic conditions, an uncertain interest rate environment, consumer confidence in real estate, changes in discretionary consumer spending, changes in the availability of mortgage products and the ability of borrowers to obtain financing, the combined company’s ability to obtain adequate capital and funding, borrower default rates, loss of either company’s status as a REIT for federal income tax purposes and risks generally associated with the integration of the companies. We cannot assure you that the merger will be completed in a timely fashion or at all, that the companies will be integrated successfully or without unanticipated costs or that the anticipated benefits from the combination of the two companies will be realized. The companies assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

RAIT and Taberna shareholders and other investors are urged to read the joint proxy statement/prospectus and other materials which will be filed by RAIT and Taberna with the SEC. These documents will contain important information, which should be read carefully before any decision is made with respect to the merger. When documents are filed with the SEC, they will be available for free at the SEC’s website at www.sec.gov. Documents are also available for free from the contact person listed below.

RAIT, Taberna and certain of their directors, executive officers, members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of shareholders in connection with the proposed merger, including any interest they have in the merger, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

Today’s news release, along with other information about RAIT and Taberna, is available on the Internet at www.raitinvestmenttrust.com and www.tabernacapital.com.

RAIT Contact:
Andres Viroslav
RAIT Investment Trust
215-861-7900
aviroslav@raitinvestmenttrust.com